EXHIBIT 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 17, 2014 (this “Amendment”), is entered into by and among RREEF PROPERTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), RREEF PROPERTY TRUST, INC., a Maryland corporation (the “Parent”), the other Guarantors (as defined in the Credit Agreement, and together with the Borrower and the Parent, the “Loan Parties”) party hereto, the Lenders (as defined in the Credit Agreement described below) party hereto, and REGIONS BANK, in its capacity as Administrative Agent and Issuing Bank (each as defined in the Credit Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.
RECITALS
A.    The Loan Parties, the Lenders, the Issuing Bank and the Administrative Agent have entered into that certain Credit Agreement dated as of May 1, 2013 (as previously amended, restated, increased, extended, supplemented or otherwise modified, the “Credit Agreement”).
B.    The Loan Parties have requested that the Lenders agree to certain amendments to the Credit Agreement.
C.    The Required Lenders, on behalf of the Lenders, have agreed to such amendments on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement.

(a)The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Effective Date” shall mean December 17, 2014.
(b)Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety and inserting such definitions in the appropriate alphabetical order:

“Applicable Margin” means (a) from the Closing Date through the date one (1) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c) for the Fiscal Quarter ending June 30, 2013, the percentage per annum based upon Pricing Level I in the table set forth below, and (b) thereafter, the percentage per annum determined by reference to the table set forth below using the Consolidated Leverage Ratio as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 7.1(c), with any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio becoming effective on the date one (1) Business Day immediately following the date on which such Compliance Certificate is delivered.

Pricing Level	Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
I	<40%	2.20%	1.20%
II	≥40% and <50%	2.35%	1.35%
III	≥50%	2.50%	1.50%

Notwithstanding the foregoing, (w) from and after the Second Amendment Effective Date through the date one (1) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c) that demonstrates Tangible Net Worth, as of the last day of the applicable Fiscal Quarter, of at least $50,000,000, Pricing Level III as set forth in the table above shall apply and shall remain in effect, (x) if at any time a Compliance Certificate is not delivered when due in accordance herewith, then, upon the request of the Required Lenders, Pricing Level III as set forth in the table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered, (y) if at any time and for so long as either of the following shall have occurred and be continuing: (i) the Expense Support Agreement shall have expired or been terminated and not otherwise extended or replaced with another expense support or other similar agreement reasonably satisfactory to the Required Lenders, or (ii) any other event shall have occurred such that the expenses of Parent and its Subsidiaries (other than such expenses that, pursuant to the Expense Support Agreement, are expressly payable by the Parent or such Subsidiaries and not contractually subject to payment thereunder by RREEF America, L.L.C. or another Affiliate of the Parent satisfactory to the Required Lenders (RREEF America, L.L.C. or such an Affiliate, a “Support Party”)) are or will no longer be contractually subject to payment by a Support Party, then the Applicable Margin otherwise determined in accordance with the foregoing shall be increased by 1.00%, and (z) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(e). For purposes of calculating the Unused Fee for any applicable period, “Applicable Margin” shall mean (i) 0.30%, if the Usage Percentage for such period is equal to or less than 50%, or (ii) 0.20%, if the Usage Percentage for such period is greater than 50%.
“Expense Support Agreement” shall mean that certain Expense Support Agreement dated as of May 29, 2013 by and among the Borrower, the Parent and RREEF America L.L.C. (the “Advisor”), as amended and restated as of November 11, 2013, and as otherwise amended, restated, extended, supplemented or otherwise modified in accordance with the provisions of that certain Subordination and Intercreditor Agreement dated as of June 11, 2014 by and among the Borrower, the Parent, the Advisor and the Administrative Agent.
(c)Section 2.11(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)    Mandatory Commitment Reductions.
If, as of the earlier of (x) the last day of the Fiscal Quarter in which a Specified Covenant Trigger Event occurs and (y) December 31, 2014, Tangible Net Worth is less than $30,000,000 or the Consolidated Fixed Charge Coverage Ratio calculated as of such date is less than 1.50 to 1.00, the Available Commitment of each Lender may, at the request of the Required Lenders, be permanently reduced to zero ($0), and, upon such request, the amount of each Lender’s Revolving Commitment shall be permanently reduced to an amount equal to the principal amount of such Lender’s Revolving Credit Exposure outstanding as of such date. Notwithstanding any provisions to the contrary set forth herein or in any other Credit Document, the Borrower shall not be permitted to re-borrow, and no Lender (including the Swingline Lender) shall be obligated to re-lend, any amounts repaid or prepaid (or, in the case of any outstanding Letter of Credit, the amount of such Letter of Credit following the expiration thereof) with respect to any such outstanding Revolving Credit Exposure hereunder following the date on which the Available Commitments and Revolving Commitments are permanently reduced pursuant to this Section 2.11(d). Without limiting the foregoing, the Borrower shall not request the issuance or extension of, and the Issuing Bank shall not be obligated to issue or extend, any Letters of Credit following the date on which the Available Commitments and Revolving Commitments are permanently reduced pursuant to this Section 2.11(d).
2.Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions:

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties and the Required Lenders, and acknowledged by the Administrative Agent.

(b)The Administrative Agent shall have received a copy of that certain Third Amended and Restated Expense Support Agreement, dated on or prior to the effective date of this Amendment, between the Parent and RREEF America L.L.C., duly executed on behalf of each of the parties thereto and otherwise in form and substance reasonably acceptable to the Administrative Agent.

3.Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment and any other documents delivered by it in connection herewith.

(b)This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)The execution and delivery of this Amendment or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

(e)After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties set forth in Section 6 of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.Release. In consideration of the Required Lenders’ willingness to enter into this Amendment, the Loan Parties hereby release the Administrative Agent, the Issuing Bank, the Lenders and each of their respective officers, employees, representatives, Affiliates, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Credit Documents on or prior to the date hereof.

5.Reaffirmation of Guaranty. Each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Agreement and other Credit Documents to which it is a party and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement and such other Credit Documents.

6.Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the obligations of the Loan Parties under the Credit Documents, including the negotiation, drafting, and execution of this Amendment and the transactions contemplated hereby.

7.Reference to and Effect on Credit Documents. Except as specifically modified herein, the Credit Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Issuing Bank or the Lenders under any of the Credit Documents, or constitute a waiver or amendment of any provision of any of the Credit Documents, except as expressly set forth herein. The breach of any provision or representation under this Amendment shall constitute an immediate Default under the Credit Agreement, and this Amendment shall constitute a Credit Document.
8.Further Assurances. The Administrative Agent, the Issuing Bank, the Lenders and the Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Amendment.

9.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.Miscellaneous.

(a)This Amendment shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Issuing Bank, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.
(b)Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(d)Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Amendment shall govern and control.
(e)This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original.

11.Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	RREEF PROPERTY OPERATING PARTNERSHIP, LP

By: RREEF Property Trust, Inc.,
its General Partner

By: /s/ James N. Carbone
Name: James N. Carbone
Title: CEO

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

GUARANTORS:	RREEF PROPERTY TRUST, INC.,
a Maryland corporation

By: /s/ James N. Carbone
Name: James N. Carbone
Title: CEO

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

RPT HERITAGE PARKWAY, LLC

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

RPT WALLINGFORD PLAZA, LLC

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

RPT 1109 COMMERCE BOULEVARD, LLC

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

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RPT ANAHEIM HILLS OFFICE PLAZA, LLC

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

RPT TERRA NOVA PLAZA, LLC

By: /s/ Eric Russell
Name: Eric Russell
Title: Assistant Treasurer

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ADMINISTRATIVE AGENT:            REGIONS BANK,
as Administrative Agent

By: /s/ Lori Chambers
Name: Lori Chambers
Title: Vice President

LENDERS:                    REGIONS BANK,
as a Lender and as Issuing Bank

By: /s/ Lori Chambers
Name: Lori Chambers
Title: Vice President

[Signature pages end]